Exhibit 99.1

Amber Road Announces Fourth Quarter and Full Year 2015 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--February 11, 2016--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2015.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “We ended 2015 on a very strong note, capping the year with record quarterly bookings, highlighting that the underlying fundamentals of our business saw meaningful improvement in the second half of the year. We added a significant number of new customers during 2015, and ended the year with the largest pipeline in the Company’s history. We feel confident about the positive drivers of our business, the strength and breadth of our product portfolio, and the increasing productivity and tenure of our sales force. We believe that in 2016 we can drive strong growth, meaningfully reduce our operating losses and use minimal cash. We are in a solid financial position and will make good progress on our path towards profitability.”

Fourth Quarter 2015 Financial Highlights

Revenue

  GAAP total revenue was $17.2 million, compared to $17.6 million in the fourth quarter of 2014.
  Non-GAAP total revenue(1) was $17.5 million, which includes an adjustment of $0.3 million related to the purchase accounting deferred revenue adjustment associated with our acquisition of ecVision.
  GAAP Subscription revenue was $12.9 million, compared to $12.6 million in the fourth quarter of 2014.
  GAAP Professional Services revenue was $4.3 million, compared to $5.1 million in the fourth quarter of 2014.

Operating (Loss) Income

  GAAP operating loss was $(6.4) million, compared to $(1.1) million in the comparable period in 2014.
  Non-GAAP adjusted operating (loss) income(2) was $(5.2) million, compared to $0.1 million in the comparable period in 2014.

Net Loss attributable to common stockholders

  GAAP net loss attributable to common stockholders was $(6.6) million, compared to $(1.3) million for the comparable period in 2014.
  GAAP basic and diluted net loss per common share was $(0.25), compared to $(0.05) for the comparable period in 2014, based on 26.3 million and 25.6 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss(2) was $(5.5) million, compared to $(0.1) million in the comparable period in 2014.
  Non-GAAP adjusted net loss per common share was $(0.21), compared to $0.00 for the comparable period in 2014, based on 26.3 million and 25.6 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $(2.7) million for the three months ended December 31, 2015 and $1.4 million in the comparable period in 2014.

Full Year 2015 Financial Highlights

Revenue

  GAAP total revenue was $67.1 million, compared to $64.8 million in 2014.
  Non-GAAP total revenue(1) was $68.6 million, which includes an adjustment of $1.5 million related to the purchase accounting deferred revenue adjustment associated with our acquisition of ecVision.
  GAAP Subscription revenue was $47.1 million, compared to $45.1 million in 2014.
  GAAP Professional Services revenue was $20.0 million, compared to $19.7 million in 2014.

Operating Loss

  GAAP operating loss was $(27.0) million, compared to $(26.9) million in 2014.
  Non-GAAP adjusted operating loss(2) was $(18.1) million, compared to $(2.1) million in 2014.

Net Loss attributable to common stockholders

  GAAP net loss attributable to common stockholders was $(28.1) million, compared to $(30.1) million in 2014.
  GAAP basic and diluted net loss per common share was $(1.07), compared to $(1.46) in 2014, based on 26.2 million and 20.6 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss was $(19.2) million, compared to $(3.0) million in 2014.
  Non-GAAP adjusted net loss per common share was $(0.73), compared to $(0.12) in 2014, based on 26.2 million and 25.3 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $(10.5) million for 2015 compared to $2.8 million in 2014.

Balance Sheet and Cash Flow

  Cash and cash equivalents at December 31, 2015 totaled $17.9 million, compared with $41.2 million at December 31, 2014.
  Cash used in operating activities was $(13.2) million for the year ended of 2015, compared to $(8.3) million for the year ended of 2014.

A reconciliation of GAAP operating loss and net loss to Non-GAAP adjusted operating loss and net loss, of GAAP net loss to Adjusted EBITDA and of GAAP total revenue to Non-GAAP total revenue has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2015 and Recent Business Highlights

  Announced that Siemens AG has selected Amber Road’s China Trade Management solution to centralize and automate Customs and China Inspection and Quarantine (CIQ) procedures for all of Siemens’ China-related import and export activities.
  Announced that Nexteer Automotive expanded its use of Amber Road’s China Trade Management Solution to automate compliance with China’s trade regulation regimes and enhance supply chain performance.
  Announced that Mercury Marine, a leading marine engine manufacturer, is using Amber Road’s Foreign-Trade Zone (FTZ) software to manage its FTZ operations at its new distribution center in St. Louis.
  Announced that Heraeus, a leading Germany-headquartered technology company, implemented its Global Product Master solution to centralize product classification for the global group, replacing largely manual classification processes handled ad-hoc by the various business units.
  Sponsored a recent Supply Chain Digest benchmark report on global sourcing and trade management practices, processes and technologies. The majority (68 percent) of respondents felt they had underinvested in technology necessary to meet the challenges of modern supply chains. Most notably, the research uncovered that challenges faced by supply chain executives today are driving the dawn of a new era of globalization, known as “Globalization 3.0.” Companies that excel in global execution - strategies, processes, agility and visibility - have a substantial competitive advantage over rivals.

Business Outlook

Based on information available as of February 11, 2016, Amber Road is issuing guidance for the first quarter and full year 2016 as indicated below:

First Quarter 2016:

  Total non-GAAP revenue(1) is expected to be in the range of $16.5 million to $17.1 million.
  Non-GAAP adjusted operating loss(2) is expected to be in the range of $(4.2) million to $(4.8) million.
  Non-GAAP adjusted net loss per common share(2) is expected to be in the range of $(0.17) to $(0.19). This assumes 26.5 million basic shares outstanding.

Full Year 2016:

  Total non-GAAP revenue(1) is expected to be in the range of $72.0 million to $75.0 million.
  Non-GAAP adjusted operating loss(2) is expected to be in the range of $(11.9) million to $(14.9) million.
  Non-GAAP adjusted net loss per common share(2) is expected to be in the range of $(0.49) to $(0.61). This assumes 26.6 million basic shares outstanding.

Endnotes:

(1) For 2015 and 2016, non-GAAP total revenue includes the purchase accounting deferred revenue adjustment.

(2) For 2015 and 2016, non-GAAP adjusted operating and net loss excludes stock-based compensation, puttable stock compensation, change in fair value of contingent consideration, acquisition compensation costs, purchase accounting adjustment to deferred revenue and acquisition related costs. For 2014, non-GAAP adjusted operating loss excludes stock-based compensation, restricted stock expense, compensation related to loan forgiveness, puttable stock compensation, change in fair value of contingent consideration liability, warrant expense and severance costs.

Conference Call Information

Amber Road will host a conference call on Thursday, February 11, 2016 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s fourth quarter and full year financial results and its business outlook. To access this call, dial 888-337-8169 (domestic) or (719) 325-2354 (international). The conference ID is 7835243. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available at 877-870-5176 (domestic) or 858-384-5517 (international) from February 11, 2016, 8:00pm EST to February 18, 2016, 11:59pm EST. The replay pass code is 7835243. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to improve the way companies manage their international supply chains and conduct global trade. As a leading provider of cloud based global trade management (GTM) solutions, we automate the global supply chain across sourcing, logistics, cross-border trade, and regulatory compliance activities to dramatically improve operating efficiencies and financial performance. This includes collaborating with suppliers on development, sourcing and quality assurance; executing import and export compliance checks and generating international shipping documentation; booking international carriers and tracking goods as they move around the world; and minimizing the associated duties through preferential trade agreements and foreign trade zones. Our solution combines enterprise-class software, trade content sourced from government agencies and transportation providers in 145 countries, and a global supply chain network connecting our customers with their trading partners, including suppliers, testing/auditing firms, freight forwarders, customs brokers and transportation carriers. We deliver our GTM solution using a Software-as-a-Service (SaaS) model and leverage a highly flexible technology framework to quickly and efficiently meet our customers’ unique requirements around the world. For more information, please visit www.AmberRoad.com, email Solutions@AmberRoad.com or call 201-935-8588.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided within this press release non-GAAP adjusted operating and net loss, adjusted EBITDA and non-GAAP total revenue, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, net loss to adjusted EBITDA and GAAP total revenue to Non-GAAP total revenue. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restricted stock expense, compensation expense related to loan forgiveness, puttable stock compensation, changes in the fair value of contingent consideration liability, warrant expense, severance costs, purchase accounting adjustment to deferred revenue, acquisition compensation costs and acquisition related costs. Non-GAAP total revenue is defined as GAAP total revenue before purchase accounting adjustments as a result of an acquisition. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the Company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA, and GAAP total revenue to non-GAAP total revenue, has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our current expectations and beliefs, and therefore, contain risks and uncertainties about future events or our future financial performance, including, but not limited to, achieving revenue from bookings, closing business from the sales pipeline, new customer deployments and maintaining these relationships, the ability to reduce operating losses and use of cash, and attaining profitability. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our annual, periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES Consolidated Balance Sheets (Unaudited)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$17,854,523	$41,242,200
Accounts receivable, net	18,308,547	15,645,386
Unbilled receivables	1,024,861	254,243
Deferred commissions	3,767,432	3,322,553
Prepaid expenses and other current assets	2,058,430	1,445,964
Total current assets	43,013,793	61,910,346
Property and equipment, net	12,180,109	12,918,540
Goodwill	43,913,185	24,476,157
Other intangibles, net	7,673,661	1,011,526
Deferred commissions	7,007,518	6,906,165
Deposits and other assets	953,736	1,007,923
Total assets	$114,742,002	$108,230,657
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,451,463	1,733,209
Accrued expenses	8,805,159	8,043,759
Current portion of capital lease obligations	1,598,450	1,321,610
Deferred revenue	30,532,404	26,168,358
Current portion of term loan, net of discount	366,667	—
Total current liabilities	42,754,143	37,266,936
Capital lease obligations, less current portion	1,916,944	2,141,584
Deferred revenue, less current portion	2,393,345	1,753,886
Term loan, net of discount, less current portion	14,271,527	—
Revolving credit facility	5,000,000	—
Other noncurrent liabilities	3,909,728	2,109,544
Total liabilities	70,245,687	43,271,950
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding
26,260,459 and 25,765,792 shares at December 31, 2015 and 2014, respectively	26,261	25,766
Additional paid-in capital	181,457,089	173,665,585
Accumulated other comprehensive loss	(783,209)	(607,492)
Accumulated deficit	(136,203,826)	(108,125,152)
Total stockholders’ equity	44,496,315	64,958,707
Total liabilities and stockholders’ equity	$114,742,002	$108,230,657

AMBER ROAD, INC. AND SUBSIDIARIES Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue:
Subscription	$12,894,250	$12,559,820	$47,067,117	$45,142,117
Professional services	4,307,962	5,052,873	20,042,803	19,691,349
Total revenue	17,202,212	17,612,693	67,109,920	64,833,466
Cost of revenue (1):
Cost of subscription revenue	5,602,278	3,810,791	20,041,196	14,586,245
Cost of professional services revenue	3,878,512	3,434,100	16,852,844	12,901,935
Total cost of revenue	9,480,790	7,244,891	36,894,040	27,488,180
Gross profit	7,721,422	10,367,802	30,215,880	37,345,286
Operating expenses (1):
Sales and marketing	6,004,056	5,352,964	24,200,504	20,033,251
Research and development	4,547,878	2,684,988	16,448,625	9,745,137
General and administrative	3,522,755	3,460,834	16,528,568	15,761,895
Restricted stock expense	—	—	—	18,683,277
Total operating expenses	14,074,689	11,498,786	57,177,697	64,223,560
Loss from operations	(6,353,267)	(1,130,984)	(26,961,817)	(26,878,274)
Interest income	12,254	90	61,414	2,009
Interest expense	(255,286)	(57,634)	(910,046)	(275,074)
Loss before income taxes	(6,596,299)	(1,188,528)	(27,810,449)	(27,151,339)
Income tax expense	50,756	152,169	268,225	552,619
Net loss	(6,647,055)	(1,340,697)	(28,078,674)	(27,703,958)
Accretion of redeemable convertible preferred stock and
puttable common stock	—	—	—	(2,416,505)
Net loss attributable to common stockholders	$(6,647,055)	$(1,340,697)	$(28,078,674)	$(30,120,463)

Net loss per common share:
Basic and diluted	$(0.25)	$(0.05)	$(1.07)	$(1.46)

Weighted-average common shares outstanding:
Basic and diluted	26,324,177	25,553,069	26,152,301	20,623,760

(1) Includes stock-based compensation as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of subscription revenue	$106,539	$140,543	$766,498	$289,611
Cost of professional services revenue	79,685	94,852	515,354	189,598
Sales and marketing	122,759	179,337	821,177	346,545
Research and development	216,400	240,525	1,077,638	486,031
General and administrative	280,866	762,854	3,279,635	1,434,988
	$806,249	$1,418,111	$6,460,302	$2,746,773

AMBER ROAD, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(28,078,674)	$(27,703,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,575,783	4,896,713
Bad debt expense	80,571	47,006
Stock-based compensation	6,460,302	2,746,773
Loss on asset impairment	—	11,964
Restricted stock non-cash compensation	—	18,683,277
Compensation related to puttable common stock	54,764	54,764
Acquisition related deferred compensation	946,590	—
Changes in fair value of contingent consideration liability	(1,350,441)	(43,855)
Change in fair value of warrant liability	—	1,244,635
Amortization of debt financing costs and accretion of debt discount	56,382	43,858
Changes in operating assets and liabilities:
Accounts receivable	(876,273)	(4,684,880)
Unbilled receivables	(782,691)	(113,471)
Prepaid expenses and other assets	(863,713)	(801,221)
Accounts payable	(316,655)	(182,112)
Accrued expenses	(304,962)	432,225
Other liabilities	(281,876)	(102,032)
Deferred revenue	4,451,731	(2,833,077)
Net cash used in operating activities	(13,229,162)	(8,303,391)
Cash flows from investing activities:
Capital expenditures	(1,385,082)	(723,475)
Addition of capitalized software development costs	(1,926,302)	(1,970,963)
Addition of intangible assets	(275,000)	—
Acquisition, net of cash acquired of $1,569,867	(25,717,078)	—
Cash (paid) received for deposits	(21,989)	226,690
Decrease in restricted cash	112,815	56,409
Net cash used in investing activities	(29,212,636)	(2,411,339)
Cash flows from financing activities:
Proceeds from revolving line of credit	5,000,000	—
Payments on revolving line of credit	—	(6,978,525)
Proceeds from term loan	20,000,000	—
Payments on term loan	(5,343,750)	—
Debt discount and financing costs	(188,743)	—
Repayments on capital lease obligations	(1,493,664)	(1,246,226)
Proceeds from the exercise of stock options	1,299,427	1,568,137
Taxes paid related to net share settlement	(22,494)	—
Proceeds from the exercise of common stock warrant	—	40,452
Payment of offering costs	—	(4,266,455)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	57,824,899
Net cash provided by financing activities	19,250,776	46,942,282
Effect of exchange rate on cash and cash equivalents	(196,655)	(133,087)
Net increase (decrease) in cash and cash equivalents	(23,387,677)	36,094,465
Cash and cash equivalents at beginning of period	41,242,200	5,147,735
Cash and cash equivalents at end of period	$17,854,523	$41,242,200

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(6,647,055)	$(1,340,697)	$(28,078,674)	$(27,703,958)
Depreciation and amortization expense	2,498,537	1,279,933	7,575,783	4,896,713
Interest expense	255,286	57,634	910,046	275,074
Interest income	(12,254)	(90)	(61,414)	(2,009)
Income tax expense	50,756	152,169	268,225	552,619
EBITDA	(3,854,730)	148,949	(19,386,034)	(21,981,561)
Stock-based compensation	806,249	1,418,111	6,460,302	2,746,773
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	54,764	54,764
Change in fair value of contingent consideration liability	(291,000)	(166,681)	(1,350,441)	(43,855)
Warrant expense	—	—	—	1,244,635
Severance costs	—	—	—	1,121,285
Purchase accounting deferred revenue adjustment	310,095	—	1,530,719	—
Acquisition compensation costs	283,977	—	946,590	—
Acquisition related costs	13,630	—	1,259,351	—
Adjusted EBITDA	$(2,718,088)	$1,414,070	$(10,484,749)	$2,752,411

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Total revenue	$17,202,212	$17,612,693	$67,109,920	$64,833,466
Purchase accounting deferred revenue adjustment	310,095	—	1,530,719	—
Non-GAAP total revenue	$17,512,307	$17,612,693	$68,640,639	$64,833,466

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(6,647,055)	$(1,340,697)	$(28,078,674)	$(27,703,958)
Stock-based compensation	806,249	1,418,111	6,460,302	2,746,773
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	54,764	54,764
Change in fair value of contingent consideration liability	(291,000)	(166,681)	(1,350,441)	(43,855)
Warrant expense	—	—	—	1,244,635
Severance costs	—	—	—	1,121,285
Purchase accounting deferred revenue adjustment	310,095	—	1,530,719	—
Acquisition compensation costs	283,977	—	946,590	—
Acquisition related costs	13,630	—	1,259,351	—
Non-GAAP adjusted net loss	$(5,510,413)	$(75,576)	$(19,177,389)	$(2,969,986)

Adjusted non-GAAP net loss per common share:
Basic and diluted	$(0.21)	$0.00	$(0.73)	$(0.12)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares
outstanding - basic and diluted	26,324,177	25,553,069	26,152,301	20,623,760
Additional weighted average shares giving effect to initial
public offering and conversion of preferred stock at the beginning of the period	—	—	—	4,637,210
Non-GAAP weighted average number of common shares
outstanding - basic and diluted	26,324,177	25,553,069	26,152,301	25,260,970

Reconciliation of Loss from Operations to Non-GAAP Adjusted (Loss) Income from Operations (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Loss from operations	$(6,353,267)	$(1,130,984)	$(26,961,817)	$(26,878,274)
Stock-based compensation	806,249	1,418,111	6,460,302	2,746,773
Restricted stock expense	—	—	—	18,683,277
Compensation expense related to loan forgiveness	—	—	—	927,093
Puttable stock compensation	13,691	13,691	54,764	54,764
Change in fair value of contingent consideration liability	(291,000)	(166,681)	(1,350,441)	(43,855)
Warrant expense	—	—	—	1,244,635
Severance costs	—	—	—	1,121,285
Purchase accounting deferred revenue adjustment	310,095	—	1,530,719	—
Acquisition compensation costs	283,977	—	946,590	—
Acquisition related costs	13,630	—	1,259,351	—
Non-GAAP adjusted (loss) income from operations	$(5,216,625)	$134,137	$(18,060,532)	$(2,144,302)

CONTACT:
Media Contact
Amber Road
Kathleen Hickey, +1-202-607-7553
KathleenHickey@AmberRoad.com
or
Investor Relations Contact
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road Contacts
US & Canada
Annika Helmrich, +1-201-806-3656
AnnikaHelmrich@AmberRoad.com
or
Europe & Asia
Martijn van Gils, +31 858769534
MartijnvanGils@AmberRoad.com